UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------

                                       8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  April 28, 1998



                       MEDICAL INDUSTRIES OF AMERICA, INC.
             (Exact name of registrant as specified in its Charter)



FLORIDA                           0-20356                       65-0158479
--------------------------------------------------------------------------------
(State of other jurisdiction      (Commission file no.)        (IRS Employer ID
of incorporation)                                              Number)


        1903 S. CONGRESS AVENUE, SUITE 400, BOYNTON BEACH, FLORIDA 33426
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  561-737-2227

ITEM 5.  OTHER EVENTS

On April 21, 1998 Medical Industries of America, Inc. (the "Registrant") entered into a letter of intent with Physicians Health Corporation ("PHC") describing a proposed merger of PHC with and into the Registrant that if consummated would result in a change of control of the Registrant.

PHC is a privately-held physician management company focusing on the integration of practice management, ancillary health care services, network development and administration, and payor contracting.

The letter of intent anticipates negotiation of an Agreement and Plan of Merger following a due diligence review by both parties and consummation of the proposed merger contingent on approval by the shareholders of both companies.

A copy of a Press Release issued by the Registrant on April 21, 1998 is attached hereto as an exhibit.

ITEM 7.  EXHIBITS

1.    Press Release



Date:  4-28-98                      MEDICAL INDUSTRIES OF AMERICA, INC.

                                    By: /s/ ARTHUR KOBRIN
                                        Arthur Kobrin
                                        Chief Financial Officer